Press Release

Ness Technologies Announces Fourth Quarter
and Full Year 2008 Financial Results

Ness generates record full year operating cash flows of $31 million

Ness delivers full year revenue growth of 19%

Hackensack, NJ – February 4, 2009 – Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter and full year ended December 31, 2008.

Fourth Quarter and Full Year 2008 Highlights:

•	On a GAAP basis:

▪	Quarterly revenues were $170.4 million, flat year-over-year; while full year revenues were a record $664.8 million, up 18.7% year-over-year.

▪
Quarterly operating income, after a non-cash charge of $2.9 million from a write-down in the value of the company’s externally managed Israeli severance pay fund, was $5.5 million, compared to a loss of $5.5 million in fourth quarter 2007; while full year operating income was a record $49.8 million, up 220% year-over-year.

▪	Quarterly net income was $4.3 million, compared to a loss of $7.1 million in fourth quarter 2007; while full year net income was a record $35.5 million, up 252% year-over-year.

▪
Quarterly diluted net earnings per share were $0.11, compared to a loss of $0.18 in the fourth quarter of 2007; while full year diluted earnings per share were a record $0.89, compared to $0.26 in 2007.

•
On a non-GAAP basis, excluding the write-down in the company’s Israeli severance pay fund; a $13 million gain from the third quarter 2008 sale of its SAP distribution unit, net of related expenses and other charges; a $21 million fourth quarter 2007 arbitration charge, including related and other one-time expenses; stock-based compensation expenses; and amortization of intangibles, net of taxes (1):

▪	Quarterly revenues were $170.4 million, flat year-over-year; while full year revenues were a record $668.0 million, up 19.2% year-over-year.

▪	Quarterly operating income was $12.2 million, down 30.4% year-over-year; while full year operating income was a record $50.3 million, up 18.9% year-over-year.

▪	Quarterly net income was $9.3 million, down 32.4% year-over-year; while full year net income was a record $37.2 million, up 8.8% year-over-year.

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding Ness’ use of non-GAAP financial measures

Ness Technologies Fourth Quarter and Full Year 2008	Page 1 of 9

▪	Quarterly diluted net earnings per share were $0.24, compared to $0.35 in the fourth quarter of 2007; while full year diluted earnings per share were $0.94, compared to $0.87 in 2007.

•	Cash and cash equivalents, restricted cash and short-term bank deposits totaled $58.7 million as of December 31, 2008.

•	Operating cash flows for the full year were a record $30.9 million, up 92% year-over-year.

•	Backlog as of December 31, 2008 was $736 million, down 3.7% sequentially on currency effects, and flat year-over-year, compared to $734 million as of December 31, 2007.

•	Headcount reached a new record of 8,425 as of December 31, 2008.

•
Fourth quarter revenues were impacted by foreign exchange headwinds resulting from the strengthening U.S. dollar versus third quarter average exchange rates, by about $7 million. Reported backlog was affected by the strengthening dollar by about $26 million.

•
Effective October 1, 2008, the company reorganized its reportable segments to correspond to its three primary service lines: software product engineering; system integration and application development; and software distribution.

▪
The company’s software product engineering segment, which provides outsourced software product research and development services to independent software vendors and other companies who depend on software R&D, performed very well in the fourth quarter.

▪
The company’s system integration and application development segment met or exceeded expectations in the fourth quarter, except in its U.S.-based financial services vertical, which recorded a loss in the fourth quarter and as a result the company restructured its U.S. and India operations to meet changing client demand.

▪
The company’s software distribution segment, which resells third-party enterprise software licenses, significantly improved its performance in the fourth quarter versus its unexpectedly weak third quarter, though it remained a little below historical norms.

“2008 was a year of growth and further implementation of our business strategy. We did well, considering the macro-economic climate, thanks to the solid fundamentals of our core business units and our beneficial geographic diversification,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “Like everyone else, we are tightening our belts for the challenges expected in the next few quarters until the economy begins to recover. This macro downturn, though challenging for some parts of our business, has introduced opportunities in our software product engineering segment as well as our defense and homeland security market, both of which should do well in 2009. I remain confident about the fundamentals of our business and its longer-term profitability, as we navigate through the uncertain economy of 2009.”

“We delivered on our non-GAAP earnings per share guidance, and produced operating cash flows that were better than expected,” said Ofer Segev, executive vice president and chief financial officer. “Our balance sheet and cash position remain solid, and we expect to deliver positive cash flows in 2009. We are continuing to adjust our business to the new climate and to reorganize and strengthen our affected units. We believe that we will perform with relative strength in these uncertain times, following an adjustment period in the beginning of the year.”

Ness Technologies Fourth Quarter and Full Year 2008	Page 2 of 9

Guidance

In line with Ness’ previously announced shift in financial guidance practices, for 2009 the company is providing earnings per share guidance on a non-GAAP basis only. Ness’ management believes that non-GAAP earnings per share financial guidance provides the best comparative basis for investors to understand and assess the company’s on-going operations and prospects for the future.

For the full year 2009, Ness expects to generate non-GAAP diluted net earnings per share in the range of $0.65 to $0.85. For the full year 2009, Ness expects to generate revenues in the range of $665 million to $695 million, which represents 4% to 8% of constant currency revenue growth, net of acquisitions and divestitures.

Guidance assumes average outstanding diluted shares of approximately 40 million in 2009.

Goodwill Impairment Test

At the end of each calendar year, the company is required to perform an impairment test on its goodwill. The 2008 test is under way, which the company expects will be completed by mid-March. If the company determines any portion of goodwill is impaired, it would recognize a non-cash charge that would impact GAAP earnings and earnings per share for the quarter and year ended December 31, 2008. Such a non-cash charge would not impact the non-GAAP financial information presented in this press release.

Conference Call Details

Sachi Gerlitz, president and chief executive officer of Ness Technologies, and Ofer Segev, executive vice president and chief financial officer, will also conduct a conference call to discuss the fourth quarter and full year 2008 results. The call, which will be simultaneously webcast, will begin at 8:30 AM Eastern Time / 5:30 AM Pacific Time on Wednesday, February 4, 2009.

To access the Ness Technologies fourth quarter and full year 2008 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-973-200-3375. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at http://investor.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of IT and business services and solutions with specialized expertise in software product engineering; system integration, application development and consulting; and software distribution. Ness delivers its portfolio of solutions and services using a global delivery model combining offshore, near-shore and local teams. With over 8,300 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Ness Technologies Fourth Quarter and Full Year 2008	Page 3 of 9

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude (a) non-cash stock-based compensation expenses in accordance with SFAS 123R and amortization of intangible assets, net of taxes, (b) the company’s non-cash write-down of assets in its Israeli severance pay fund, (c) the company’s one-time gain in the third quarter of 2008 from the sale of its Israeli SAP sales and distribution division, net of related expenses and other charges, net of taxes, and (d) the company’s one-time charge in the fourth quarter of 2007 from the settlement of an arbitration with a former customer, including related and other one-time expenses. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and as such has determined that it is important to provide this information to investors.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

Ness Technologies Fourth Quarter and Full Year 2008	Page 4 of 9

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008
	(Unaudited)		(Audited)	(Unaudited)

Revenues	$170,039	$170,377	$560,266	$664,806
Cost of revenues	120,273	121,788	399,356	475,118
Gross profit	49,766	48,589	160,910	189,688

Selling and marketing	13,116	15,372	41,735	56,605
General and administrative	26,982	27,727	88,403	101,635
Arbitration settlement and related charges	15,210	—	15,210	—
Gain from sale of Israeli SAP sales and distribution division, net	—	—	—	(18,366)
Total operating expenses	55,308	43,099	145,348	139,874

Operating income (loss)	(5,542)	5,490	15,562	49,814
Financial expenses, net	(468)	(2,032)	(30)	(5,667)
Other expense, net	(644)	—	(817)	(392)
Income (loss) before taxes on income	(6,654)	3,458	14,715	43,755

Taxes on income (tax benefit)	446	(870)	4,628	8,296
Net income (loss)	$(7,100)	$4,328	$10,087	$35,459

Basic net earnings (loss) per share	$(0.18)	$0.11	$0.26	$0.90
Diluted net earnings (loss) per share	$(0.18)	$0.11	$0.26	$0.89

Weighted average number of shares (in thousands) used in computing basic net earnings (loss) per share	39,195	39,429	39,076	39,321
Weighted average number of shares (in thousands) used in computing diluted net earnings (loss) per share	39,195	39,543	39,510	39,674

Ness Technologies Fourth Quarter and Full Year 2008	Page 5 of 9

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
EXCLUDING STOCK-BASED COMPENSATION; AMORTIZATION OF INTANGIBLE
ASSETS; WRITE-DOWN OF ISRAELI SEVERANCE PAY FUND ASSETS; ARBITRATION
SETTLEMENT AND OTHER CHARGES; AND GAIN FROM SALE OF ISRAELI SAP SALES
AND DISTRIBUTION DIVISION, NET OF RELATED EXPENSES AND OTHER CHARGES;
NET OF TAXES AND OTHER NON-OPERATING EXPENSES

U.S. dollars in thousands (except per share data)

	Three months ended December 31,		Year ended December 31,
	2007	2008	2007	2008
	(Unaudited)		(Unaudited)

GAAP revenues	$170,039	$170,377	$560,266	$664,806

Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution division	—	—	—	3,155
Non-GAAP revenues	$170,039	$170,377	$560,266	$667,961

GAAP gross profit	$49,766	$48,589	$160,910	$189,688

Write-off of trade receivables resulting from sale of Israeli SAP sales and distribution division	—	—	—	3,155
Stock-based compensation	59	64	173	273
Amortization of intangible assets	196	418	258	1,021
Non-GAAP gross profit	$50,021	$49,071	$161,341	$194,137

GAAP operating income (loss)	$(5,542)	$5,490	$15,562	$49,814
Stock-based compensation	596	807	1,610	3,034
Amortization of intangible assets	1,842	2,941	4,569	7,263
Arbitration settlement and other charges	20,574	—	20,574	—
Gain from sale of Israeli SAP sales and distribution division, net	—	—	—	(18,366)
Costs and expenses resulting from sale of Israeli SAP sales and distribution division and other charges	—	—	—	5,631
Write-down of Israeli severance pay fund assets	—	2,929	—	2,929
Non-GAAP operating income	$17,470	$12,167	$42,315	$50,305

GAAP operating margin	(3.3)%	3.2%	2.8%	7.5%
Non-GAAP operating margin	10.3%	7.1%	7.6%	7.5%

GAAP net income (loss)	$(7,100)	$4,328	$10,087	$35,459
Stock-based compensation; amortization of intangibles; arbitration settlement and other charges; and gain from sale of Israeli SAP sales and distribution division, net of related expenses and other charges; write-down of Israeli severance pay fund assets; net of taxes, and other non-operating expenses	20,921	5,018	24,125	1,774
Non-GAAP net income	$13,821	$9,346	$34,212	$37,233

GAAP diluted net earnings (loss) per share	$(0.18)	$0.11	$0.26	$0.89
Stock-based compensation; amortization of intangibles; arbitration settlement and other charges; and gain from sale of Israeli SAP sales and distribution division, net of related expenses and other charges; write-down of Israeli severance pay fund assets; net of taxes, and other non-operating expenses	0.53	0.13	0.61	0.05
Non-GAAP diluted net earnings per share	$0.35	$0.24	$0.87	$0.94

Weighted average number of shares (in thousands) used in computing non-GAAP diluted net earnings per share	39,195	39,543	39,510	39,674
Adjustment to number of shares	149	—	—	—
Weighted average number of shares (in thousands) used in computing non-GAAP diluted net earnings per share	39,344	39,543	39,510	39,674

Ness Technologies Fourth Quarter and Full Year 2008	Page 6 of 9

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
Segment Data (1):	2007	2008	2007	2008
	(Unaudited)		(Unaudited)
Revenues:
Software Product Engineering	$20,064	$26,111	$78,341	$97,471
System Integration and Application Development	131,618	129,151	434,870	504,975
Software Distribution	18,357	15,115	47,055	62,360
	$170,039	$170,377	$560,266	$664,806
Operating Income (Loss):
Software Product Engineering	$1,819	$3,915	$9,507	$10,358
System Integration and Application Development	(8,210)	2,978	7,693	44,862
Software Distribution	5,606	3,105	11,328	8,287
Unallocated Expenses	(4,757)	(4,508)	(12,966)	(13,693)
	$(5,542)	$5,490	$15,562	$49,814
Geographic Data:

Revenues:
Israel	$66,721	$53,529	$248,352	$228,865
Europe	58,130	66,031	151,454	229,722
North America	37,665	44,653	134,800	178,113
Asia Pacific	7,523	6,164	25,660	28,106
	$170,039	$170,377	$560,266	$664,806

(1)
Effective October 1, 2008, the company reorganized its reportable segments to correspond to its three primary service lines. Prior period segment data has been reclassified to reflect the current organization of the segments, as shown below:

	Three months ended
	March 31,		June 30,		September 30,
Segment Data:	2007	2008	2007	2008	2007	2008
	(Unaudited)		(Unaudited)		(Unaudited)
Revenues:
Software Product Engineering	$18,558	$20,529	$19,449	$24,739	$20,270	$26,092
System Integration and Application Development	98,518	123,746	97,585	125,978	107,149	126,100
Software Distribution	8,702	15,457	8,728	19,869	11,268	11,919
	$125,778	$159,732	$125,762	$170,586	$138,687	$164,111
Operating Income (Loss):
Software Product Engineering	$2,123	$1,201	$2,574	$2,061	$2,991	$3,181
System Integration and Application Development	6,009	10,107	4,456	8,409	5,438	23,368
Software Distribution	1,374	967	1,609	4,082	2,739	133
Unallocated Expenses	(2,790)	(2,246)	(3,214)	(3,316)	(2,205)	(3,623)
	$6,716	$10,029	$5,425	$11,236	$8,963	$23,059

Ness Technologies Fourth Quarter and Full Year 2008	Page 7 of 9

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2007	2008
	(Audited)	(Unaudited)
Cash flows from operating activities:
Net income	$10,087	$35,459
Adjustments required to reconcile net income to net cash provided by operating activities:
Stock-based compensation-related expenses	1,610	3,034
Currency fluctuation of long-term debt	87	62
Depreciation and amortization	13,572	18,528
Arbitration settlement and related charges	15,210	(9,452)
Loss on sale of property and equipment and investment at cost	224	262
Gain from sale of Israeli SAP sales and distribution division, net	—	(18,366)
Excess tax benefits related to exercise of options	(580)	(296)
Impairment of cost investment	730	304
Increase in trade receivables, net	(21,801)	(13,048)
Decrease in unbilled receivables	9,040	6,769
Increase in other accounts receivable and prepaid expenses	(8,014)	(1,942)
Increase in work-in-progress	(1,189)	(851)
Decrease (increase) in long-term prepaid expenses and other assets	(1,758)	2,560
Deferred income taxes, net	(4,856)	3,078
Increase (decrease) in trade payables	4,106	(8,501)
Increase (decrease) in advances from customers and deferred revenues	(9,397)	10,601
Increase in other long-term liabilities	1,742	1,581
Increase in other accounts payable and accrued expenses	7,032	193
Increase in accrued severance pay, net	286	964
Net cash provided by operating activities	16,131	30,939

Cash flows from investing activities:
Net cash paid for acquisition of a consolidated subsidiary	(36,890)	(29,039)
Proceeds from sale of investment at cost	1,866	219
Proceeds from sale of Israeli SAP sales and distribution division, net	—	14,863
Additional payments in connection with acquisitions of subsidiaries in prior periods	(10,241)	(5,973)
Investment in short-term bank deposits, net	(682)	(6,584)
Proceeds from sale of property and equipment	293	346
Purchase of property and equipment and capitalization of software developed for internal use	(11,563)	(15,995)
Net cash used in investing activities	(57,217)	(42,163)

Cash flows from financing activities:
Exercise of options	2,957	4,317
Repurchase of shares	—	(2,389)
Dividend to former shareholder of an acquired subsidiary	—	(10,048)
Excess tax benefits related to exercise of options	580	296
Short-term bank loans and credit, net	(11,931)	14,278
Proceeds from long-term debt	46,226	25,483
Principal payments of long-term debt	(4,423)	(3,134)
Net cash provided by financing activities	33,409	28,803

Effect of exchange rate changes on cash and cash equivalents	4,099	(10,017)
Increase (decrease) in cash and cash equivalents	(3,578)	7,562
Cash and cash equivalents at the beginning of the year	46,675	43,097
Cash and cash equivalents at the end of the year	$43,097	$50,659

Ness Technologies Fourth Quarter and Full Year 2008	Page 8 of 9

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	Year ended December 31,
	2007	2008
	(Audited)	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$43,097	$50,659
Restricted cash	602	2,331
Short-term bank deposits	2,361	5,703
Trade receivables, net of allowance for doubtful accounts	182,281	200,118
Unbilled receivables	37,634	35,585
Other accounts receivable and prepaid expenses	31,249	31,360
Work in progress	1,796	1,532
Total current assets	299,020	327,288

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	9,345	6,806
Unbilled receivables	8,919	9,220
Deferred income taxes, net	7,806	8,648
Severance pay fund	49,731	46,478
Property and equipment, net	34,072	36,733
Intangible assets, net	17,011	22,073
Goodwill	263,444	286,329
Total long-term assets	390,328	416,287

Total assets	$689,348	$743,575

CURRENT LIABILITIES:
Short-term bank credit	$2,819	$18,072
Current maturities of long-term debt	1,662	7,062
Trade payables	54,536	47,072
Advances from customers and deferred revenues	26,917	33,280
Other accounts payable and accrued expenses	120,493	120,972
Total current liabilities	206,427	226,458

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	47,191	61,000
Other long-term liabilities	4,864	6,444
Deferred income taxes	2,228	2,673
Accrued severance pay	57,465	55,014
Total long-term liabilities	111,748	125,131

Total stockholders’ equity	371,173	391,986

Total liabilities and stockholders’ equity	$689,348	$743,575

Ness Technologies Fourth Quarter and Full Year 2008	Page 9 of 9